Exhibit 99.1

                                    CHAPARRAL
                            CHAPARRAL RESOURCES, INC.



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JOINT NEWS RELEASE
                                                     ***For Immediate Release***

                                                        For further information:
                                                        ------------------------
                                                             Natalie S. Hairston
                                                       Chaparral Resources, Inc.
                                                             Houston, Texas, USA
                                                                   +281-877-7100

                                                                      Ian Connor
                                         Central Asian Industrial Holdings, N.V.
                                                              Almaty, Kazakhstan
                                                                 +7-3272-588-222

CHAPARRAL RESOURCES, INC. ANNOUNCES A CAPITAL INFUSION AND DEBT RESTRUCTURING
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WITH CENTRAL ASIAN INDUSTRIAL HOLDINGS N.V.
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HOUSTON, TEXAS, MAY 13, 2002 - CHAPARRAL RESOURCES, INC. (OTCBB: CHAR) and
CENTRAL ASIAN INDUSTRIAL HOLDINGS N.V ("CAIH") announced today that they have completed the previously disclosed restructuring of the Company. The restructuring included a total equity and debt capital infusion of $45 million into the Company and Closed Joint Stock Company Karakudukmunai ("KKM"). As part of the transaction, the Company repaid a substantial portion of its outstanding loan with Shell Capital Inc. (the "Shell Capital Loan"), CAIH assumed and restructured the remaining balance of the Shell Capital Loan, and all related legal proceedings were discontinued.

CAIH invested $12 million directly into the Company, consisting of an $8.0 million equity contribution in exchange for 22,925,701 shares of the Company's common stock, which represents 60% of the outstanding shares of the Company, and a $4.0 million three year note bearing interest at 12% per annum. CAIH also received a warrant to purchase 3,076,923 shares of the Company's common stock at an exercise price of $1.30 per share. As part of the restructuring, a local Kazakh bank provided a total credit facility of $33 million to KKM at an annual interest rate of 14% repayable in five years (the "KKM Credit Facility"), consisting of $28 million that was used to repay a portion of the Shell Capital Loan and $5 million to be used for working capital. The Company paid CAIH $1.788 million as a restructuring fee for the KKM Credit Facility.

In conjunction with the closing of the restructuring transaction, (i) the remaining $11 million balance of the Shell Capital Loan was written down to $2.45 million and restructured to reflect a 14% interest rate, (ii) the existing Shell Capital warrant for 1,785,455 shares of the Company's common stock was canceled, (iii) the Shell Capital 40% net profits interest in KKM was reacquired for a nominal amount by Central Asian Petroleum (Guernsey) Limited ("CAP-G") and canceled; (iv) the Company acquired an additional 10% interest in KKM from Dardana Limited for $1.2 million and 1 million shares of the Company's common stock; and (v) the Company redeemed the 50,000 shares of its outstanding Series A Preferred Stock held by an unrelated party for $2.3 million. All other agreements with Shell Capital or its affiliates have been terminated, including KKM's crude oil sales agreement with Shell Trading International Limited and the technical services agreement with Shell Global Solutions. In addition, the Company's OPIC political risk insurance and transportation risk insurance policies have been canceled.

                                      more

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                      16945 Northchase Drive o Suite 1620 o
                       Houston, Texas 77060 281-877-7100 o
                                281-877-0985 Fax
                           www.ChaparralResources.com

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Chaparral Resources, Inc. News Release
May 13, 2002
Page 2


Shell Capital Services Limited, as the facility agent for Shell Capital, has discontinued all legal proceedings against the Company in the United Kingdom and against CAP-G in the Isle Guernsey and all parties to the Shell Capital Loan have mutually released each other from future liability. All outstanding defaults under the Shell Capital Loan, which have previously been disclosed, were waived by CAIH upon the completion of this transaction.


CAIH, a private investment holding company, is a significant investor in the Kazakh oil sector with stakes of 30% in Hurricane Hydrocarbons Ltd. (Nasdaq:
HHLF and TSE: HHL.A) and 35% in Nelson Resources Ltd. (TSE: NLG). Chaparral Resources, Inc. is an international oil and gas exploration and production company. Chaparral participates in the development of the Karakuduk Field through KKM, of which Chaparral is the operator. Chaparral owns a 60% beneficial ownership interest in KKM with the other 40% ownership interest being held by Joint Stock Company KazakhOil, the government-owned oil company.

Information Regarding Forward-Looking Statements: Except for historical information contained herein, the statements in this Press Release are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties which may cause the Chaparral's actual results in future periods to differ materially from forecasted results. These risks and uncertainties include, among other things, volatility of oil prices, product demand, market competition, risks inherent in the Company's international operations, imprecision of reserve estimates and Chaparral's ability to replace and expand oil and gas reserves. These and other risks are described in the Chaparral's Annual Report on Form 10-K and other filings with the Securities and Exchange Commission.


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